As filed with the Securities and Exchange Commission on April 2, 2003.
                          Registration No. 333-______
____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       __________________________________

                                    FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       __________________________________

                            Giant Industries, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

              Delaware                             86-0642718
   (State or Other Jurisdiction of             (I.R.S. Employer
    Incorporation or Organization)            Identification Number)

     23733 North Scottsdale Road
          Scottsdale, Arizona                         85255
(Address of Principal Executive Offices)            (Zip Code)
                       __________________________________

                            GIANT INDUSTRIES, INC.
                           AND AFFILIATED COMPANIES
                                  401(k) PLAN
                           (Full title of the Plan)
                       __________________________________
                               KIM H. BULLERDICK
               Vice President, General Counsel, and Secretary
                         23733 North Scottsdale Road
                          Scottsdale, Arizona 85255
                    (Name and Address of Agent for Service)

                               (480) 585-8888
        (Telephone Number, Including Area Code, of Agent for Service)

                               With a copy to:
                             W. T. Eggleston, Jr.
                            Fennemore Craig, P.C.
                   3003 North Central Avenue, Suite 2600
                        Phoenix, Arizona  85012-2913
                               (602) 916-5000
                       __________________________________
Approximate date of commencement of proposed sales pursuant to the Plan (as defined below): From time to time after this Registration Statement becomes effective.

                     CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________

                                 Proposed         Proposed
Title of                         Maximum          Maximum
Securities      Amount           Offering         Aggregate      Amount of
 to be          to be            Price            Offering       Registration
Registered      Registered(1)    per Share(2)     Price          Fee(2)
_____________________________________________________________________________

Common Stock,   2,000,000        $4.72            $9,440,000     $764.00
$.01 par value(3)
_____________________________________________________________________________

(1) Based upon the Registrant's estimate of the number of shares of Common Stock that will be available for contribution to or purchase pursuant to the Giant Industries, Inc. and Affiliated Companies 401(k) Plan (the "Plan"). There also is being registered hereunder such additional undetermined number of shares of Common Stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and (c) based on the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system of the New York Stock Exchange as of March 28, 2003.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Items 1 and 2 of
Part I of Form S-8 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 28, 2003;
     2. The Registrant's description of its Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 29, 1989, pursuant to Section 12 of the Exchange Act; and

     3. The Giant Industries, Inc. and Affiliated Companies 401(k) Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2001, filed with the Commission on June 28, 2002.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not Applicable

Item 5.   Interests of Named Experts and Counsel

     Not Applicable

Item 6.  Indemnification of Directors and Officers

     The Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against such persons in connection with any actual or alleged Wrongful Act (as defined in the policy) in their capacities as directors and officers of the Registrant, including certain liabilities under the federal and state securities laws, but subject to the exceptions contained in the policy.

     The following contains summaries of certain circumstances in which indemnification is provided pursuant to the Registrant's Restated
Certificate of Incorporation (the "Certificate") and Bylaws (the "Bylaws"). Such summaries are qualified in their entirety by reference to such Certificate and Bylaws.

     As permitted by the Delaware General Corporation law (the "DGCL"), the Registrant's Certificate provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition,
Section 145 of the DGCL, the Certificate and the Bylaws, under certain circumstances, provide for the indemnification of the Registrant's officers, directors, employees, and agents against liabilities which they may incur in such capacities.

     In general, any officer, director, employee or agent may be indemnified against expenses including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on behalf of the Registrant, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in the Registrant's best interest and not unlawful. If the action is brought by or on behalf of the Registrant, the person to be indemnified must have acted in good faith in a manner he believed to have been in the Registrant's best interest and generally must not have been adjudged liable to the Registrant. No person seeking indemnification may be denied indemnification unless the Board of Directors or the stockholders of the Registrant determine in good faith, or independent legal counsel for the Registrant opines in writing, that the standards for indemnification have not been met. A successful defense is deemed conclusive evidence of a person's right to be indemnified against expenses. The Registrant may advance funds to pay the expenses of any person involved in such action provided that the Registrant receives an undertaking that the person will repay the advanced funds unless it is ultimately determined that he is not entitled to indemnification.

     Indemnification also may be granted pursuant to provisions of bylaws which may be adopted in the future, pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or disinterested directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

     Not Applicable

Item 8.  Exhibits

Exhibit
Number

4.1     Restated Certificate of Incorporation. Incorporated by reference to
        Exhibit 3.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (No. 33-31584) filed with the Commission on December 12, 1989.

4.2     Bylaws, as amended September 9, 1999. Incorporated by reference to
        Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year Ended December 31, 1999, File No. 1-10398, filed with the Commission on March 27, 2000.

4.3 Giant Industries, Inc. and Affiliated Companies 401(k) Plan. Incorporated by reference to Exhibit 10.46 to Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (No. 33-69252) filed with the Commission on November 12, 1993.

4.4 First Amendment of the Giant Industries, Inc. and Affiliated Companies 401(k) Plan, dated October 17, 1996. Incorporated by reference to Exhibit 10.30 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 27, 1997.

4.5 Second Amendment to the Giant Industries, Inc. and Affiliated Companies 401(k) Plan, dated December 31, 1997. Incorporated by reference to Exhibit 10.30 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998.

4.6 Third Amendment to the Giant Industries, Inc. and Affiliated Companies 401(k) Plan, effective July 1, 1998, dated December 10, 1998. Incorporated by reference to Exhibit 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

4.7 Fourth Amendment to the Giant Industries, Inc. and Affiliated Companies 401(k) Plan, effective January 1, 1999, dated December 10, 1998. Incorporated by reference to Exhibit 10.21 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

4.8 Fifth Amendment to the Giant Industries, Inc. and Affiliated Companies 401(k) Plan, effective August 1, 1999, dated August 6, 1999. Incorporated by reference to Exhibit 4.8 to the Registrant's Registration Statement on Form S-8 (No. 333-85857), filed with the Commission on August 25, 1999.

4.9 Sixth Amendment of the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective January 1, 1999, dated June 30, 2000. Incorporated by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-8 (No. 333-59502), filed with the Commission on April 25, 2001.

4.10 Seventh Amendment of the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective January 1, 2001, dated April 18, 2001. Incorporated by reference to Exhibit 4.10 to the Registrant's Registration Statement on Form S-8 (No. 333-59502), filed with the Commission on April 25, 2001.

4.11* Amendment to the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective May 4, 2001.

4.12* Amendment to the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective January 1, 2002.

4.13* Amendment to the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective July 10, 2002.

4.14* Amendment to the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective January 1, 2003.

5.1 The opinion as to the legality of the securities is not applicable as the shares of Common Stock in the Plan will not be original issuance securities.

5.2 The opinion as to ERISA matters and the IRS determination letter are not applicable as the Registrant hereby undertakes to submit, or has submitted, the Plan and any amendments thereto to the IRS in a timely manner and will make, or has made, all changes required by the IRS in order to qualify the Plan.

23.1*   Consent of Deloitte & Touche LLP

24.1*   Power of Attorney (see page 8 of this Registration Statement)

_____________
*Filed herewith.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or
                                      7
proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on April 2, 2003.

                             GIANT INDUSTRIES, INC.

                             By: /s/ FRED L. HOLLIGER
                                ----------------------------
                                Fred L. Holliger
                                Chairman of the Board
                                and Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on this Form S-8 Registration Statement hereby constitutes and appoints Fred
L. Holliger, Kim H. Bullerdick, Mark B. Cox, and Gary R. Dalke, or any of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any or all amendments (including post-effective amendments thereto) to this Form S-8 Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                  TITLE                           DATE


/s/ FRED L. HOLLIGER       Chairman of the Board,          April 2, 2003
--------------------       Chief Executive Officer,
Fred L. Holliger           Director
                           (Principal Executive Officer)

/s/ MARK B. COX            Vice President, Treasurer,      April 2, 2003
------------------------   Chief Financial Officer and
Mark B. Cox                Assistant Secretary
                           (Principal Financial
                           Officer)

/s/ GARY R. DALKE          Vice President, Controller,     April 2, 2003
------------------------   Chief Accounting Officer and
Gary R. Dalke              Assistant Secretary
                           (Principal Accounting
                           Officer)

/s/ GEORGE M. RAPPORT      Director                        April 2, 2003
------------------------
George M. Rapport

/s/ LARRY L. DEROIN        Director                        April 2, 2003
------------------------
Larry L. DeRoin

/s/ ANTHONY J. BERNITSKY   Director                        April 2, 2003
------------------------
Anthony J. Bernitsky

/s/ RICHARD T. KALEN, JR.  Director                        April 2, 2003
------------------------
Richard T. Kalen, Jr.

/s/ BROOKS J. KLIMLEY      Director                        April 2, 2003
------------------------
Brooks J. Klimley

/s/ JAMES E. ACRIDGE       Director                        April 2, 2003
------------------------
James E. Acridge


GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES 401(k) PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Giant Industries, Inc. and Affiliated Companies 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on April 2, 2003.

Giant Industries, Inc. and Affiliated Companies 401(k) Plan


By: /s/ NATALIE DOPP                By:  /s/ GARY R. DALKE
------------------------------      ------------------------------
Name:  Natalie Dopp                 Name:  Gary R. Dalke
Title: Member of 401(k) Plan        Title: Member of 401(k) Plan
       Administrative Committee            Administrative Committee

                         INDEX TO EXHIBITS


Number           Exhibit

4.11 Amendment to the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective May 4, 2001.

4.12 Amendment to the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective January 1, 2002.

4.13 Amendment to the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective July 10, 2002.

4.14 Amendment to the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, effective January 1, 2003.

23.1             Consent of Deloitte & Touche LLP